Exhibit 32.4

                       RECKSON OPERATING PARTNERSHIP, L.P.
  CERTIFICATION OF MICHAEL MATURO, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
    OFFICER OF RECKSON ASSOCIATES REALTY CORP., THE SOLE GENERAL PARTNER OF
        RECKSON OPERATING PARTNERSHIP, L.P., PURSUANT TO SECTION 1350 OF
                CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

     I, Michael Maturo, Executive Vice President and Chief Financial Officer of Reckson Associates Realty Corp., the sole general partner of Reckson Operating Partnership, L.P. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Current Report on Form 8-K of the Company filed on January 16, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



January 15, 2004                   /s/ Michael Maturo
                                   --------------------------------------------
                                   Michael Maturo
                                   Executive Vice President and Chief Financial
                                   Officer, Reckson Associates Realty Corp.,
                                   the sole general partner of Reckson Operating
                                   Partnership, L.P.


A signed original of this written statement required by Section 906 has been provided to Reckson Associates Realty Corp. and will be furnished to the Securities and Exchange Commission or its staff upon request.


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